ARTICLES OF INCORPORATION

                                       OF

                   INDUSTRIAL INDEMNITY LIFE INSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENT:

     We, the undersigned, all citizens and residents of the State of California, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, and we do hereby certify:

                                       I.

     The  name  of this  corporation  is  Industrial  Indemnity  Life  Insurance
Company.

                                       II.

     The purposes for which this corporation is formed are:

     (A) The primary business in which this corporation is intended to engage is to transact the business of insurance of the following classes, to-wit:

         1.  Life;
         2.  Disability;
         3.  Liability;
         4.  Workmen's Compensation;
         5.  Common Carrier Liability.

     The foregoing classes of insurance shall have the definitions assigned thereto by the Insurance Code of the State of California as the same may be from time to time amended.

     (B) This corporation is also formed for the following additional purposes:

     1. To issues participating policies for any and all classes of insurance above enumerated, except as prohibited by law;

     2. To subscribe for, purchase, own, hold, loan upon, and dispose of, shares of the capital stock of other corporations, and to exercise the rights of a stockholder therein;

     3. To acquire, own, hold, loan upon, pledge, reissue, and dispose of the shares of the capital stock of this corporation;

     4. To acquire, hold, own and dispose of bonds, notes, bills, debentures, and any and every kind of obligation or evidence of indebtedness of individuals or corporations, both public and private;

     5. To acquire, own, hold, lease, improve, sell and dispose of real estate to the full extent that an insurance company is permitted so to do under the laws of the State of California;

     6. To incur indebtedness, and as evidence thereof, to make, execute and deliver the promissory notes or other obligations of this corporation, and secure the same by pledge of its personal property, or mortgage, or deed of trust of its real estate;

     7. To lend money, and to take as security for such loans such security as insurance companies are permitted to loan upon under and by virtue of the laws of the State of California;

     8. To employ agents to solicit insurance business on its behalf;

     9. To make contracts and to do and perform any and all other matters and things incidental or proper for the accomplishment of any of the purposes herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do any, and perform any and all other matters and things which it may legally do and perform under and by virtue of the laws of the State of California;

     10. To do business anywhere in the world;

     11. To act as partner or joint venturer or in any other legal capacity in any transaction; and

     12. To have and exercise all rights and powers and to do all acts which may from time to time be authorized or granted by the General Corporation Law of the State of California.

     The foregoing enumeration of specific powers shall be construed as independent objects, purposes and powers, and each of the purposes and objects mentioned in this Article II of these Articles shall be in furtherance of, but not in limitation of each other, and each shall, except when otherwise expressly stated, be in no wise limited or restricted by the statement of other objects or purposes herein, and said enumeration of specific powers shall not be construed or held as limiting or restricting the ordinary powers of this corporation as granted in the laws of the State of California.

                                      III.

     The county in this State where the principal office for the transaction of the business of the corporation is located shall be the City and County of San Francisco.

                                       IV.

     The total number of shares which the corporation is authorized to issue is thirty thousand (30,000) shares. The aggregate par value of all said shares is one million five hundred thousand ($1,500,000) dollars, and the par value of each share is fifty ($50) dollars.

                                       V.

     The number of directors of this corporation is five (5). The number of directors of the corporation set forth above shall constitute the authorized number of directors until changed by an amendment of these Articles of Incorporation or by a by-law duly adopted by the vote or written consent of a majority of the then outstanding shares of stock of the corporation.

     The names and addresses of the persons who are appointed to act as the first directors are:

Fred Drexler                           #1 Myrtle Avenue
                                       Mill Valley, California 94941

James G. LaPlante                      1200 Bay Laurel Drive
                                       Menlo Park, California 94025

Arno A. Rayner                         275 East Strawberry Drive
                                       Mill Valley, California 94941

Donald W. Satterlee                    336 Hedge Road
                                       Menlo Park, California 94025

Roxani M. Gillespie                    134 Presidio Avenue
                                       San Francisco, California 94115

     IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, and including all of the persons named herein as the first directors, have executed these Articles of Incorporation this 29th day of August, 1972.

                                       /s/ Fred Drexler
                                       ----------------

                                       /s/ James G. LaPlante
                                       ---------------------

                                       /s/ Arno A. Rayner
                                       ------------------

                                       /s/ Donald W. Satterlee
                                       -----------------------

                                       /s/ Roxani M. Gillespie
                                       -----------------------

STATE OF CALIFORNIA

City and County of San Francisco

     On this 29th day of August, 1972, before me, Marion E. Larson, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared Fred Drexler, James G. LaPlante, Arno A. Rayner, Donald W. Satterlee and Roxani M. Gillespie, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation of Industrial Indemnity Life Insurance Company, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.

                                      /s/ Marion E. Larson
                                      --------------------
                                      Notary Public
                                      In and for the City and
                                      County of San Francisco,
                                      State of California
                                      My Commission expires:
                                      March 17, 1975

XEROX FINANCIAL LIFE
INSURANCE COMPANY

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

ROBERT A. PUCCINELLI and LAWRENCE E. MULRYAN Certify that:

     1. They are the president and the secretary, respectively, of INDUSTRIAL INDEMNITY LIFE INSURANCE COMPANY, a California Corporation.

     2. Article I of the articles of incorporation of this corporation is amended to read as follows:

          "The name of this corporation is Xerox Financial Life Insurance Company."

     3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
          Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 12,000. The number of number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our knowledge.

Date: August 11, 1985                    /s/ Robert A. Puccinelli
                                         ------------------------
                                         Robert A. Puccinelli, President

                                         /s/ Lawrence E. Mulryan
                                         -----------------------
                                         Lawrence E. Mulryan, Secretary



                               STATE OF CALIFORNIA

                             Department of Insurance

                                  San Francisco

     I, BRUCE BUNNER, Insurance Commissioner of the State of California, do hereby certify that on the date specified herein, the name XEROX FINANCIAL LIFE INSURANCE COMPANY has been approved for use in California as a name change for INDUSTRIAL INDEMNITY LIFE INSURANCE COMPANY for a period of 90 days from the date herein.

                                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year specified below.

                                          BRUCE BUNNER
                                          Insurance Commissioner

                                          By: /s/ Rita Fontana Pasquinucci
                                          --------------------------------
                                              RITA FONTANA PASQUINUCCI
                                              Deputy
                                              October 24, 1985

A California corporation must attach this Certificate to its Articles of Incorporation (Amendment) filed with the California Secretary of State.




                            CERTIFICATE OF AMENDMENT

                        OF THE ARTICLES OF INCORPORATION

                    OF XEROX FINANCIAL LIFE INSURANCE COMPANY

UNDER SECTION 905 OF THE GENERAL CORPORATION LAW OF CALIFORNIA

     We, Michael R. Hogan and Jeffrey K. Hoelzel, the duly elected Chairman and Secretary, respectively, of Xerox Financial Life Insurance Company, a corporation duly organized and existing under the General Corporation Law of the State of California (the "Corporation"), do hereby certify as follows:

     1. The Corporation's Articles of Incorporation were filed with the California Secretary of State on September 6, 1972.

     2. Article I of the Corporation's Articles of Incorporation is hereby amended to read, in its entirety, as follows:

                                       I.

             The name of this corporation is Cova Financial Life Insurance Company.

     3. Article III of the Corporation's Articles of Incorporation is hereby amended to read, in its entirety, as follows:

                                      III.

             The City and County in this State where the principal office for the transaction of the business of the Corporation is located shall be the City of Costa Mesa in Orange County.

     4. The foregoing amendments of the Articles of Incorporation of the Corporation have been duly approved by the Corporation's Board of Directors.

     5. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with
         Section 902 of the General Corporation Law of California. The total number of outstanding shares of the Corporation is 12,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to the best of our own knowledge.

Date: June 1, 1995
Place: St. Louis, Missouri

                                       /s/ Michael R. Hogan
                                       --------------------
                                       Michael R. Hogan, Chairman

                                       /s/ Jeffery K. Hoelzel
                                       ----------------------
                                       Jeffery K. Hoelzel, Secretary



                               STATE OF CALIFORNIA

                             DEPARTMENT OF INSURANCE

                                  San Francisco


     I, CHUCK QUACKENBUSH, Insurance Commissioner of the State of California, do hereby certify that on the date specified herein, the name Cova Financial Life Insurance Company has been approved and reserved in California as name change for Xerox Financial Life Insurance Company for a period of 90 days from the date herein.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year specified below.

                                          CHUCK QUACKENBUSH
                                          Insurance Commissioner

                                          By: /s/ Judith A. Milch
                                          -----------------------
                                              JUDITH A. MILCH
                                              Deputy
                                              August 11, 1995

A California corporation must attach this Certificate to its Articles of Incorporation (Amendment) filed with the California Secretary of State.

Note: This certificate does not authorize the subject entity to transact business in California unless and until a Certificate of Authority or license has been issued.